     As filed with the Securities and Exchange Commission on April 8, 1997
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                   IBAH, INC.
             (Exact name of registrant as specified in its charter)
                       Delaware                      52-1670189
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)        Identification No.)


                Four Valley Square
              512 Township Line Road
              Blue Bell, Pennsylvania                      19422
      (Address of principal executive offices)           (Zip Code)

                                   IBAH, INC.
                         1997 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                              GERALDINE A. HENWOOD
                            Chief Executive Officer
                               Four Valley Square
                             512 Township Line Road
                              Blue Bell, PA 19422
                    (Name and address of agent for service)

                                 (215) 283-0770
         (Telephone number, including area code, of agent for service)
                            -----------------------

                         Copy of all communications to:

        THOMAS J. SHARBAUGH                     JANE H. HOLLINGSWORTH
    Morgan, Lewis & Bockius LLP                    General Counsel
       2000 One Logan Square                          IBAH, Inc.
       Philadelphia, PA 19103                     Four Valley Square
          (215) 963-5000                        512 Township Line Road
                                                  Blue Bell, PA 19422
                                                    (215) 283-0770

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum    Proposed maximum
     Title of securities         Amount to be     offering price        aggregate          Amount of
       to be registered           registered       per share (1)    offering price (1)  registration fee
Common Stock, $.01 par value     1,500,000(2)         $6.125         $9,187,500.00          $2,784.00
========================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 2, 1997, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents, as filed by IBAH, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Experts
     -------

     The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     A. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

     B. As permitted by the Delaware General Corporation Law, the Registrant has included a provision in its Certificate of Incorporation, as amended, that, subject to certain limitations, eliminates the ability of the Registrant and its stockholders to recover monetary damages from a director of the Registrant for breach of fiduciary duty as a director. Article VI of the Registrant's By-Laws provides for indemnification of the Registrant's directors and officers in certain circumstances to the fullest extent authorized by the Delaware General Corporation Law.

     C. As authorized by Section 145 of the Delaware General Corporation Law and Article VI of the Registrant's By-Laws, the Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     The following exhibits are filed as part of this Registration Statement.

Exhibit
Number         Exhibit
------         -------

  5.1          Opinion of Morgan, Lewis & Bockius LLP

 10.1          IBAH, Inc. 1997 Equity Compensation Plan

 23.1          Consent of Arthur Andersen LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on April 4, 1997.

                              IBAH, INC.



                              By:/s/Geraldine A. Henwood
                                 ------------------------------
                                   Geraldine A. Henwood
                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS GERALDINE A. HENWOOD AND LEONARD F. STIGLIANO, AND EACH OF THEM ACTING ALONE, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS OR HER SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


        Signature                     Capacity                   Date
        ---------                     --------                   ----


/s/Geraldine A. Henwood        Chief Executive Officer and    April 4, 1997
----------------------------   Director (principal executive
Geraldine A. Henwood           officer)

/s/Leonard F. Stigliano        Chief Financial Officer        April 4, 1997
----------------------------   (principal financial and
Leonard F. Stigliano           accounting officer)

/s/Winston J. Churchill        Chairman of the Board of       April 4, 1997
----------------------------   Directors
Winston J. Churchill

/s/Ernst-Gunter Afting         Director                       April 4, 1997
----------------------------
Ernst-Gunter Afting, M.D.

/s/Victor J. Bauer             Director                       April 4, 1997
----------------------------
Victor J. Bauer, Ph.D.

/s/Edwin A. Bescherer, Jr.     Director                       April 4, 1997
----------------------------
Edwin A. Bescherer, Jr.

/s/Martyn D. Greenacre         Director                       April 4, 1997
----------------------------
Martyn D. Greenacre

____________________________   Director                       April _, 1997
Judith L. Hardardt

____________________________   Director                       April _, 1997
Sidney Jevons, Ph.D.

/s/Sandra Panem                Director                       April 4, 1997
----------------------------
Sandra Panem, Ph.D.

/s/Richard L. Sherman          Director                       April 4, 1997
----------------------------
Richard L. Sherman, Esq.

                                   IBAH, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number         Exhibit
------         -------

  5.1          Opinion of Morgan, Lewis & Bockius LLP

 10.1          IBAH, Inc. 1997 Equity Compensation Plan

 23.1          Consent of Arthur Andersen LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)